                                                                     Exhibit 4.2
                                                                     -----------


IF THE REGISTERED OWNER OF THIS NOTE (AS INDICATED BELOW) IS THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY, THIS SECURITY IS A GLOBAL NOTE AND THE FOLLOWING LEGENDS APPLY:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.

REGISTERED                        CUSIP NO.                 PRINCIPAL AMOUNT:
No. FLR-                                                    $

                                COMDISCO, INC.
                          MEDIUM-TERM NOTE, SERIES G
                                (Floating Rate)


INTEREST RATE BASIS           ORIGINAL ISSUE DATE:         STATED MATURITY DATE:
OR BASES:


IF LIBOR:                       IF PRIME RATE:    IF CMT RATE:
[_] LIBOR Reuters               [_] Major Banks   Designated CMT Telerate Page:
[_] LIBOR Telerate              [_] H.15          Designated CMT Maturity Index:


INDEX MATURITY:            INITIAL INTEREST RATE:       INTEREST PAYMENT PERIOD:


SPREAD (PLUS OR MINUS):   INITIAL INTEREST RESET DATE:  INTEREST PAYMENT DATES:


SPREAD MULTIPLIER:        INTEREST RATE RESET PERIOD:   INTEREST RESET DATES:

MAXIMUM INTEREST RATE:     MINIMUM INTEREST RATE:       INITIAL REDEMPTION DATE:


INITIAL REDEMPTION         ANNUAL REDEMPTION            OPTIONAL REPAYMENT
PERCENTAGE:                PERCENTAGE REDUCTION:        DATE(S):


CALCULATION AGENT:


INTEREST CALCULATION:
[_] REGULAR FLOATING RATE NOTE
[_] FLOATING RATE/FIXED RATE
    FIXED RATE COMMENCEMENT DATE:
    FIXED INTEREST RATE:
[_] INVERSE FLOATING RATE NOTE
    FIXED INTEREST RATE:


DAY COUNT CONVENTION
[_] 30/360 FOR THE PERIOD FROM         TO
[_] ACTUAL/360 FOR THE PERIOD FROM     TO
[_] ACTUAL/ACTUAL FOR THE PERIOD FROM  TO


[_] IF BOX IS CHECKED, THE SPECIFIED CURRENCY OF THE NOTE IS OTHER THAN U.S.
    DOLLARS AND INFORMATION REGARDING THE SPECIFIED CURRENCY, AUTHORIZED DENOMINATIONS AND EXCHANGE RATE AGENT IS PROVIDED IN AN ADDENDUM.

[_] IF BOX IS CHECKED, THE NOTE IS AN AMORTIZING NOTE AND INFORMATION REGARDING
    AMORTIZING PAYMENT DATES AND AMORTIZING PAYMENT AMOUNTS IS PROVIDED IN AN ADDENDUM.


ADDENDUM ATTACHED:                  ORIGINAL ISSUE DISCOUNT ("OID"):
[_] YES                             [_] YES
[_] NO                              [_] NO
                                    TOTAL AMOUNT OF OID:
                                    YIELD TO MATURITY:
                                    INITIAL ACCRUAL PERIOD:


OTHER/ADDITIONAL PROVISIONS:

     Comdisco, Inc., a Delaware corporation ("Issuer" or the "Company", which terms include any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ____________________________, or registered assigns, the principal amount stated above on the Stated Maturity Date specified above (except to the extent redeemed or repaid by the Company prior to the Stated Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

     The Company will pay interest monthly, quarterly, semi-annually, annually or such other period as specified above under "Interest Payment Period", on each Interest Payment Date specified above, commencing on the first Interest Payment Date specified above next succeeding the Original Issue Date, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture, being referred to hereinafter as the "Maturity Date" with respect to principal payable on such date); provided, however, that if the Original Issue Date occurs between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date; and provided further, that if an Interest Payment Date (other than an Interest Payment Date on a Maturity
Date) would otherwise fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if an Interest Rate Basis is LIBOR, as indicated above, and the next succeeding Business Day falls in the next succeeding calendar month, such Interest Date shall be the immediately preceding day that is a Business Day. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the "Regular Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date. If the Maturity Date of this Note falls on a day which is not a Business Day, the payment of principal of premium, if any, and/or interest due on the Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date and no interest shall accrue on the amount so payable for the period from and after such Maturity Date. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture , be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Interest payable at the Maturity Date will be payable to the Person to whom the principal hereof shall be payable.

     Notwithstanding anything else contained herein, if this Note is a Global Security as specified on the face hereof and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

     Payment of the principal of, premium, if any, and/or interest on this Note on the Maturity Date will be made in immediately available funds upon surrender of this Note at the office of the Trustee maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest other than interest due on a Maturity Date will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date or, at the option of the registered Holder hereof, to such other place in the United States of America as the registered Holder hereof shall designate to the Trustee in writing. Notwithstanding the foregoing, the Holder of $10,000,000 or more in aggregate principal amount of the Notes having the same Interest Payment Date shall be entitled to receive interest payments (other than on a Maturity Date) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee at least 16 days prior to the applicable Interest Payment Date. Said wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder.

     This Note is one of a duly authorized series of Securities (hereinafter called the "Securities") of the Company, which series of the Securities is limited to an aggregate principal amount of not more than $600,000,000 (or the equivalent thereof, determined as of the respective dates of issuance, in any other currency or currencies) (the issue price of any original issue discount Notes being treated as the principal amount thereof), designated as its Medium-Term Notes, Series G (the "Notes"); provided, however, that the foregoing limit may be increased by the Company.

     The Notes are issued and to be issued under an Indenture, dated as of December 1, 1995 (the "Indenture"), between the Company and Yasuda Bank and Trust Company (U.S.A.) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee (as defined below) and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Yasuda Bank and Trust Company (U.S.A.) shall act as Trustee with respect to the Notes (herein called the "Trustee", which term includes any successor Trustee with respect to the Notes, under the Indenture). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment currency of payment and otherwise.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes denominated as authorized, as requested by the Holder surrendering the same.

     Except as otherwise provided in the Indenture and as set forth below, the Notes will be issued in global form only, registered in the name of the Depositary or its nominee and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary. If this Note is a Global Security, this Note is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security and a successor depositary is not appointed by the Company within 60 days, (ii) at any time the Depositary ceases to be clearing agency registered under the Securities Exchange Act of 1934, as amended, (iii) the Company in its sole discretion determines that this Global Security shall be exchangeable for definitive Securities of this series in registered form or (iv) an Event of Default with respect to the Notes represented hereby has occurred and is continuing.

     This Note is not subject to any sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

     If so provided above, this Note may be redeemed by the Company on any date on or after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (unless otherwise specified above) at the option of the Company at the applicable Redemption Price (as defined below), together with interest thereon payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and, if greater than 100%, shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note is not subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date this Note shall be repayable in whole or in part in increments of $1,000 (unless otherwise specified above) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued but unpaid interest, if any, hereon at the applicable rate payable to the relevant Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option To Elect Repayment" below duly completed, by the Trustee at Yasuda Bank and Trust Company (U.S.A.), 666 Fifth Street, 8th Floor, New York, New York 10103, Attention: Corporate Trust Administration, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 20 days prior to an Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     The interest rate borne by this Note will be determined as follows:

     1. If this Note is designated as a Regular Floating Rate Note above, or if no designation is made for Interest Calculation above, then except as described below, under "Other/Additional Provisions" above, or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

     2. If this Note is designated as a Floating Rate/Fixed Rate Note above, then, except as described below or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable will be reset as of each Interest Reset Date specified above; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate and (ii) the interest rate in effect, commencing on, and including, the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate, if such rate is specified above or, if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the Business Day immediately preceding the Fixed Rate Commencement Date.

     3. If this Note is designated as an Inverse Floating Rate Note above, then, except as described below or in an Addendum hereto, this Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above; provided, however, that, unless otherwise specified above, the interest rate hereon will not be less than zero percent. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

     Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached or as having "Other/Additional Provisions" applicable, this Note shall bear interest in accordance with the terms described in such Addendum or above under "Other/Additional Provisions."

     Except as provided above, the interest rate in effect on each day shall be
(a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the next preceding Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified above is LIBOR and such next Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

     Unless otherwise specified above, interest payable on this Note on any Interest Payment Date shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified above, if no interest has been paid), to but excluding the related Interest Payment Date or the Maturity Date, as the case may be.

     Unless otherwise specified above, accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified above, the interest factor for each such day shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified above is "30/360" for the period specified thereunder, or by dividing the interest rate applicable to such day by 360 if the Day Count Convention specified above is "Actual/360" for the period specified thereunder or by the actual number of days in the year if the Day Count Convention specified above is "Actual/Actual" for the period specified thereunder. If interest on this Note is to be calculated with reference to two or more Interest Rate Bases as specified above, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

     Unless otherwise specified above, the "Interest Determination Date" pertaining to the Interest Reset Date for each of the Commercial Paper Rate (the "Commercial Paper Rate Interest Determination Date"), the Federal Funds Rate (the "Federal Funds Rate Interest Determination Date"), the Prime Rate (the "Prime Rate Interest Determination Date") and the CMT Rate (the "CMT Rate Interest Determination Date") will be the second Business Day preceding each Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate (the "Eleventh District Cost of Funds Rate Interest Determination Date") will be the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below); the "Interest Determination Date" pertaining to an Interest Reset Date for LIBOR (the "LIBOR Interest Determination Date") shall be the second London Business Day (as defined below) preceding the Interest Reset Date with respect to such Note, unless the Index Currency (as defined below) is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date; the "Interest Determination Date" with respect to the Treasury Rate (the "Treasury Rate Interest Determination Date") will be the day of the week on which Treasury bills (as defined below) would normally be auctioned in the week in which such Interest Reset Date falls. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on a preceding Friday, such Friday will be the Treasury Rate Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any day which would otherwise be an Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction date. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases as specified above, the Interest Determination Date pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined on such date, and the applicable interest rate shall take effect on the applicable Interest Reset Date.

     The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. Unless otherwise specified under the caption "Calculation Agent" on the face hereof, the Calculation Agent with respect to this Note shall be Yasuda Bank and Trust Company (U.S.A.), or such successor as is duly appointed by the Company.

     Unless otherwise specified above, the "Calculation Date", pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be. All calculations on this Note shall be made by the Calculation Agent.

     All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) would be rounded to 9.87655% (or 0.0987655) and
9.876544% (or 0.09876544) would be rounded to 9.87654% (or 0.0987654)), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent rounded upward).

     As used herein, "Business Day" means, unless otherwise specified above, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York, provided that, if an Interest Rate Basis shown above is LIBOR, such day is also a London Business Day. "London Business Day" means a day on which dealings in the Index Currency (as defined below) are transacted in the London interbank market.

     Determination of Commercial Paper Rate. If an Interest Rate Basis for this
Note is the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Commercial Paper Interest Determination Date, as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified above published by the Board of Governors of the Federal Reserve System in its weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.15(519)"), under the caption "Commercial Paper - Nonfinancial ". In the event such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate on such Commercial Paper Interest Determination Date will be the Money Market Yield of the rate for commercial paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities," or any successor publication ("Composite Quotations"), under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days respectively). If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the related Calculation Date, the Commercial Paper Rate on such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York (which may include one or more of the Agents or their respective affiliates) selected by the Calculation Agent (after consultation with the Company) for commercial paper having the Index Maturity placed for a non-financial entity whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date shall be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

         Money Market Yield =           D x 360
                              ---------------------------    x 100
                                     360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of Federal Funds Rate. If an Interest Rate Basis for this
Note is the Federal Funds Rate, as indicated above, the Federal Funds Rate shall be determined as of the applicable Federal Funds Rate Interest Determination Date as the rate on such date for U.S. dollar federal funds as is published in H.15(519) under the heading "Federal Funds (Effective)". If such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If such rate was neither published in H.15(519) nor in Composite Quotations by 3:00 P.M. New York City time, on the related Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include one or more of the Agents or their respective affiliates) selected by the Calculation Agent (after consultation with the Company) prior to 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

     Determination of LIBOR. If an Interest Rate Basis for this Note is LIBOR, as indicated above, LIBOR will be determined as of the applicable LIBOR Interest Determination Date as follows:

          (i) (A) if LIBOR Reuters is specified above as the method for determining LIBOR, with respect to a LIBOR Interest Determination Date, LIBOR will be determined on the basis of the arithmetic mean of offered rates (unless the specified Designated LIBOR Page specified above by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency (as defined below) having the Index Maturity designated above, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page specified above as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (B) if LIBOR Telerate, is specified above as the method for determining LIBOR, or if no method of calculation of LIBOR is specified above as the method for determining LIBOR, with respect to a LIBOR Interest Determination Date for this Note, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity designated above that appears on the Designated LIBOR Page specified above as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear (unless the specified Designated LIBOR Page by its terms provides for a single rate), or if no such rate appears, as applicable, LIBOR in respect of the related LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or if no rate appears, as the case may be, on the applicable Designated LIBOR Page specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of certain of the Agents) in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified above, commencing on the applicable Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are so provided, then LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are so provided, then LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date for loans by three major banks (which may include affiliates of certain of the Agents), in such Principal Financial Center selected by the Calculation Agent (after consultation with the Company), for loans in such Index Currency to leading European banks, having the Index Maturity specified above, and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified above as to which LIBOR shall be calculated or, if no such currency or composite currency is specified above, the Index Currency shall be U.S. dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page or such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement or neither "LIBOR Reuters" or "LIBOR Telerate" is specified in the applicable Pricing Supplement as the method for calculating LIBOR, the display on the Dow Jones Markets Limited (or any successor service) on the page specified in such Pricing Supplement (or any other page as may replace such page or such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     "Principal Financial Center" means, unless otherwise specified in the applicable Pricing Supplement, (i) the capital city of the country issuing the Specified Currency (except with respect to ECU) or (ii) the capital city of the country to which the Index Currency, if applicable, relates (or, in the case of ECU, Luxembourg), except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilder, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of the Specified Currency) and Zurich, respectively.

     Determination of Prime Rate. If an Interest Rate Basis for this Note is the Prime Rate as indicated above, the Prime Rate shall be determined as of the applicable Prime Rate Interest Determination Date by the Calculation Agent in accordance with the provisions set out in clause (i) or in clause (ii) below, depending upon whether such rate is specified as "Prime Rate - Major Banks" or as "Prime Rate - H.15" in the applicable Pricing Supplement:

          (i) If Prime Rate - Major Banks is specified above then the Prime Rate will be determined, with respect to a Prime Rate Interest Determination Date, on the basis of the arithmetic mean of the prime rates of interest publicly announced by three major banks in The City of New York as its United States dollar prime rate or base lending rate as in effect for that day. Each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement. If fewer than three such quotations are provided, the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean on the basis of the prime rates quoted in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, each having total equity capital of at least $500 million and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation

     Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

          (ii) If Prime Rate - H.15 is specified above, or if neither Prime Rate - Major Banks or Prime Rate - H.15 is specified above as the method of determining the Prime Rate, then the Prime Rate will be, with respect to a Prime Rate Interest Determination Date, the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the Prime Rate will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean as calculated by the Calculation Agent on such Calculation Date of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York (which may include affiliates of certain of the Agents) selected by the Calculation Agent (after consultation with the Company). If fewer than four money center banks provide such quotations, the Prime Rate shall be determined by the Calculation Agent and will be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the money center banks, if any, that have provided such quotations and as many substitute banks or trust companies as necessary in order to obtain four such prime rate quotations provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any state thereof, each having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent (after consultation with the Company) to provide such rate or rates; provided that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks).

     Determination of Treasury Rate. If an Interest Rate Basis for this Note is the Treasury Rate, as specified above, the Treasury Rate shall be determined as of the applicable Treasury Rate Interest Determination Date as the rate from the auction held on such Treasury Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified above as such rate is published in H.15(519) under the heading "Treasury Bills-auction average (investment)" on each Treasury Interest Determination Date, or if not so published by 3:00 P.M., New York City time, on the related Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent, on the basis, of a year of 365 or 366 days, as applicable, and applied on a daily basis), as otherwise announced by the United States Department of the Treasury. In the results of the Auction of Treasury Bills having the Index Maturity specified above are not reported as provided above by 3:00 P.M., New York City time, on the related Calculation Date, or if no such Auction is held then the Treasury Rate will be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents or their respective affiliates) selected by the Calculation Agent (after consultation with the Company) for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

     Determination of Eleventh District Cost of Funds Rate. If an Interest Rate Basis for this Note is the Eleventh District Cost of Funds Rate, as indicated above, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Eleventh District Cost of Funds Rate Interest Determination Date as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption "11th district" on Telerate Page 7058 (as defined below) as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

     "Telerate Page 7058" means the display designated as page "7058" on the Dow Jones Telerate Service (or such other page as may replace the 7058 page on that service for the purpose of displaying the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District).

     Determination of CMT Rate. If an Interest Rate Basis for this Note is the CMT Rate, as indicated above, the CMT Rate shall be determined as of the applicable CMT Rate Interest Determination Date, as the rate displayed on the Designated CMT Telerate Page under the caption "... Treasury Constant Maturities
 ... Federal Reserve Board Release H.15 ... Mondays approximately 3:45 P.M., " under the column for the Designated CMT Maturity Index (as defined below) for
(i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified above, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published, or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include one or more of the Agents or their respective affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such

Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent (after consultation with the Company) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to the maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as mentioned in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

     "Designated CMT Telerate Page" means the display on the Dow Jones Markets Limited (or any successor service) on the page specified above (or any page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified above, the Designated CMT Telerate Page shall be page 7052.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified above with respect to which the CMT Rate will be calculated, or if no such maturity is specified above, 2 years.

     Any provision contained herein, including the determination of an Interest Rate Basis, the specification of an Interest Rate Basis, calculation of the interest rate applicable to this Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. In addition to any Maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by the United States law of general application.

     The Calculation Agent shall calculate the interest rate hereof in accordance with the foregoing on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

     If an Event of Default with respect to Notes should occur and be continuing, the principal amount of the Notes and interest accrued thereon may, by written notice to the Company, be declared due and payable by the Trustee or the Holders of not less than 25% in principal amount of all outstanding Notes. Such declaration of acceleration may, if all payments due have been made and all Events of Default have been remedied or waived, be rescinded by the Holders of a majority in principal amount of all outstanding Notes. Any Event of Default may be waived by the Holders of a majority in principal amount of all outstanding Notes, except that default in payment of the principal, premium, or interest on any Note, or in respect of a covenant under the Indenture which cannot be modified absent the consent of the Holders of each outstanding Note, cannot be waived.

     The Indenture contains provisions permitting the Company and the Trustee, with the written consent of Holders of a majority in principal amount of the Notes, to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and modifications without the consent of Holders, the rights of such Holders. However, without the consent of each Holder affected thereby, an amendment or modification may not: (a) change the Maturity Date or any Interest Payment Date or the redemption price; (b) reduce the principal amount of, or the interest on, any Note or reduce the amount of principal of any Original Issue Discount Note which could be declared due and payable upon a declaration of acceleration prior to the Maturity Date; (c) change the place, method of calculation of interest or currency of any payment of principal or interest on any Note (except as otherwise provided in the Indenture); (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note; or (e) reduce the percentage in principal amount of Notes, the consent of whose Holders is required for any supplemental indenture or the consent of whose Holders is required to waive compliance with certain provisions of, or any past default under the Indenture, or reduce the requirements for quorum or voting provided by the Indenture. Except with respect to certain fundamental provisions, the Holders of at least a majority in principal amount of Notes may, with respect to the Notes, waive past defaults under the Indenture and waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Company and the Trustee to effect certain modifications and amendments without the consent of the Holders to cure ambiguities, correct inconsistencies and make other changes, provided such modifications and amendments do not adversely affect the interest of the Holders in any material respect.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless: (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes; (ii) the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (iii) the Trustee shall not have received during such 60-day period from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request; and
(iv) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. The Trustee shall not be required to make any transfers, registrations or exchanges of this Note for a period of fifteen (15) days preceding any Interest Payment Date.

     The Trustee has been appointed Registrar for the Notes, and the Company will cause the Trustee to maintain at its office in the City of New York a register for the registration and transfer of Notes. So long as this Note shall be outstanding, the Company will maintain an office or agency for the payment of the principal and interest on this Note as herein provided in The City of New York, State of New York, United States of America, and an office or agency in The City of New York for the registration, transfer and exchange as aforesaid of the Notes. The Company may designate other agencies for the payment of said principal and interest at such place or places (subject to applicable laws and regulations) as the Company may decide. The Company shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     Any action by the Holder of this Note shall bind all future Holders of this Note, and of any Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Company or by the Trustee in pursuance of such action.

     No recourse under or upon any covenant contained in this Note or because of the creation of the indebtedness represented hereby, shall be had against any official or other representative, past, present or future, as such, of the Company whether by virtue of any statute or rule of law or by the enforcement of any assessment or penalty or otherwise, it being expressly agreed and understood that this Note is solely the obligation of the Company and that no personal liability whatever shall attach to or be incurred by any such officials or other representatives, as such, because of the execution of this Note. Each Holder, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

     This Note is unsecured and ranks pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     Unless the certificate of authentication hereon has been executed by Yasuda Bank and Trust Company (U.S.A.), the Trustee with respect to the Notes under the Indenture, or its successors thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     Capitalized terms used herein without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, Comdisco, Inc. has caused this Note to be signed manually or by facsimile, by its duly authorized officers, under its corporate seal (which may be printed, engraved or otherwise reproduced hereon by facsimile or otherwise).

DATED:
       --------------------

                              COMDISCO, INC.



                              By:
                                 ----------------------------------------
                                    President

[SEAL]

Attest:


----------------------------------
     Secretary

                                 TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series described herein and referred to in the within-mentioned Indenture.


YASUDA BANK AND TRUST COMPANY (U.S.A.)
AS TRUSTEE


By:
   ---------------------------------
     Authorized Officer

                                 OPTION TO ELECT REPAYMENT


     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof, together with interest to the repayment date, to the undersigned at

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 (Please print or typewrite name and address including postal zip code of the undersigned)

     For this Note to be repaid, the Trustee must receive at Yasuda Bank and Trust Company (U.S.A.), 666 Fifth Avenue, 8th Floor, New York, New York 10103,
Attention: Corporate Trust Department or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 20 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000 unless otherwise specified in the Note) which the Holder elects to have repaid and specify the authorized denomination or denominations of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):



$
  ------------------     ------------------------------------------------------

                         NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Date:
     -----------------

                                 ASSIGNMENT/TRANSFER FORM

     FOR VALUE RECEIVED the undersigned required registered Holder hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Please print or typewrite name and address
                    including postal zip code of assignee)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               the within Note and all rights thereunder,
-------------------------------
hereby irrevocably constituting and appointing
                                               --------------------------------

--------------------------------------------------------------------------------
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.



Date                        Signature
    -------------                     ---------------------------------------
                            NOTICE: The signature on this Assignment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as through they were written out in full according to applicable laws or regulations.

          TEN COM--as tenants in common

          UNIF GIFT MIN ACT--__________________ Custodian_____________________
                                   (Cust)                    (Minor)

                      Under Uniform Gifts to Minors Act

                       _________________________________
                                    (State)

          TEN ENT--as tenants by the entireties
          JT TEN--as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list.



179826-2